_____________________________________________________________________
                             Press Release
                             For immediate release

_____________________________________________________________________
Invesco Mortgage Capital Inc. Reports Third
Quarter 2012 Financial Results

Contact: Bill Hensel      404-479-2886

Atlanta – October 30, 2012 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced results for the quarter ended September 30, 2012.

The Company reported net income of $84.1 million after deducting the preferred dividend of $2.7 million, or $0.72 per common share (basic and diluted), for the quarter ended September 30, 2012 compared to $79.8 million, or $0.68 per common share (basic and diluted), for the quarter ended June 30, 2012.
The Company also reported its book value per common share as of September 30, 2012 was $20.93 compared to $18.40 per common share as of June 30, 2012.

“We’re pleased to announce a solid third quarter results.  During the quarter, we increased our earnings to $0.72 per share, grew book value per share by 13.8%, increased our earning assets and lowered leverage,” said Richard King, President and Chief Executive Officer.  “We accomplished this by positioning our portfolio to benefit from Federal Reserve purchases of MBS and we used the appreciation in our investment portfolio to both increase earning assets and strengthen our balance sheet.  We believe our hybrid strategy puts us in the best position to invest in this environment.”

($ in millions, except per share amounts)
	Q3 ‘12	Q2 ‘12
	(unaudited)	(unaudited)
Average Earning Assets (at amortized costs)	$16,955.1	$15,595.1
Average Borrowed Funds	14,440.3	13,449.7
Average Equity	$2,329.9	$2,171.7

Interest Income	$140.5	$139.0
Interest Expense	60.3	56.7
Net Interest Income	80.2	82.3
Other Income	16.6	7.2
Operating Expenses	10.0	9.7
Net Income	86.8	79.8
Preferred Dividend	2.7	-
Net Income after Preferred Dividend	$84.1	$79.8

Average Portfolio Yield	3.31%	3.57%
Average Cost of Funds	1.67%	1.69%
Debt to Equity Ratio	5.8	6.3
Return on Average Equity	14.44%	14.70%
Book Value per Common Share (Diluted)	$20.93	$18.40
Earnings per Common share (Basic and Diluted)	$0.72	$0.68
Dividend per Common share	$0.65	$0.65
Dividend per Preferred share	$0.479	-

Financial Summary

The Company’s portfolio of mortgage-backed securities (“MBS”) was $18.3 billion as of September 30, 2012, an increase of $2.3 billion from June 30, 2012.  For the quarter ended September 30, 2012, average earning assets were $17.0 billion representing an increase of $1.4 billion from June 30, 2012.  The portfolio generated interest income of $140.5 million which was up $1.5 million from June 30, 2012.

For the quarter ended September 30, 2012, the Company had average borrowings of approximately $14.4 billion and interest expense including cost of hedging of $60.3 million, compared to $13.4 billion and $56.7 million, respectively, for the second quarter of 2012.  Our average cost of funds was 1.67% and 1.69% for the third quarter of 2012 and the second quarter of 2012, respectively.

Operating expenses for the third quarter of 2012 totalled $10.0 million compared to $9.7 million for the second quarter of 2012.  The ratio of operating expenses to average equity in the third quarter of 2012 decreased 0.07% to 1.72%.

The Company declared a common stock dividend of $0.65 per common share for the third quarter of 2012.  The dividend was paid on October 29, 2012.

The Company declared a preferred stock dividend of $0.479 per preferred share for the third quarter of 2012.  The dividend was paid on October 25, 2012.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on financing and managing residential and commercial mortgage-backed securities and mortgage loans. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd. (NYSE: IVZ), a leading independent global investment management company.  Additional information is available at www.invescomortgagecapital.com.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call, Wednesday, October 31, 2012, at 8:30 a.m. ET, by calling one of the following numbers:

US/Canada Toll Free:                                          888-942-8507
International:                                                        415-228-4839
Passcode:                                                              Invesco

An audio replay will be available until 5:00 pm ET on November 14, 2012 by calling:

800-447-7319 (North America)
+1 203-369-1155 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws.  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance. In addition, words such as “will,” “anticipates,” “expects” and “plans,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s
Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice.  We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
$ in thousands, except per share data	2012	2011	2012	2011

Revenues
Interest income	140,477	138,291	421,442	315,808
Interest expense	60,327	50,452	172,312	100,237
Net interest income	80,150	87,839	249,130	215,571

Other income
Gain on sale of investments	12,836	3,637	24,978	8,442
Equity in earnings/(loss) and fair value change in unconsolidated
ventures	3,262	(993)	6,231	2,738
Unrealized loss on interest rate swaps and swaptions	(808)	(453)	(2,851)	(655)
Realized and unrealized credit default swap income	1,348	858	2,694	4,649
Total other income	16,638	3,049	31,052	15,174

Expenses
Management fee – related party	9,053	7,884	26,372	17,612
General and administrative	959	829	3,132	2,855
Total expenses	10,012	8,713	29,504	20,467
Net income	86,776	82,175	250,678	210,278
Net income attributable to non-controlling interest	1,026	1,091	3,025	3,948
Net income attributable to Invesco Mortgage Capital Inc.	85,750	81,084	247,653	206,330
Dividends to preferred shareholders	2,682	-	2,682	-
Net income attributable to common shareholders	83,068	81,084	244,971	206,330

Earnings per share:
Net income attributable to common shareholders
(basic/diluted)	0.72	0.79	2.12	2.70
Dividends declared per common share	0.65	0.80	1.95	2.77
Weighted average number of shares of common stock:
Basic	115,412	103,028	115,405	76,311
Diluted	116,868	104,472	116,858	77,750

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

$ in thousands, except share and per share amounts	As of
	September 30,	December 31,
ASSETS	2012	2011

	(Unaudited)

Mortgage-backed securities, at fair value	18,324,208	14,214,149
Cash and cash equivalents	190,848	197,224
Restricted cash	13,473	74,496
Investment related receivable	7,608	160,424
Investments in unconsolidated ventures, at fair value	55,654	68,793
Accrued interest receivable	61,759	54,167
Derivative assets, at fair value	1,866	1,339
Other assets	1,810	1,575
Total assets	18,657,226	14,772,167

LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	14,876,501	12,253,038
Derivative liability, at fair value	471,841	396,780
Dividends and distributions payable	78,628	75,933
Investment related payable	622,731	107,032
Accrued interest payable	11,809	12,377
Accounts payable and accrued expenses	657	556
Due to affiliate	9,628	9,038
Total liabilities	16,071,795	12,854,754

Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized, 7.75% series A cumulative redeemable, $25 liquidation preference, 5,600,000 and no shares issued and outstanding at
September 30, 2012 and December 31, 2011, respectively	135,359	-
Common Stock, par value $0.01 per share; 450,000,000 shares
authorized, 115,414,186 and 115,395,695 shares issued and
outstanding, at September 30, 2012 and December 31, 2011, respectively	1,154	1,154
Additional paid in capital	2,299,950	2,299,543
Accumulated other comprehensive income (loss)	112,543	(393,291)
Retained earnings (distributions in excess of earnings)	4,855	(15,068)
Total shareholders’ equity	2,553,861	1,892,338

Non-controlling interest	31,570	25,075
Total equity	2,585,431	1,917,413

Total liabilities and equity	18,657,226	14,772,167

Mortgage-Backed Securities

The following table summarizes certain characteristics of the Company’s mortgage-backed securities portfolio as of September 30, 2012:

						Net	Period-end	Quarterly
		Unamortized		Unrealized		Weighted	Weighted	Weighted
	Principal	Premium	Amortized	Gain/	Fair	Average	Average	Average
$ in thousands	Balance	(Discount)	Cost	(Loss), net	Value	Coupon(1)	Yield(2)	Yield(3)
Agency RMBS:
15 year fixed-rate	2,099,509	110,129	2,209,638	74,540	2,284,178	4.10%	2.65%	2.40%
30 year fixed-rate	9,419,335	620,748	10,040,083	328,440	10,368,523	4.37%	3.12%	2.92%
ARM	119,157	3,768	122,925	3,046	125,971	3.17%	2.68%	2.75%
Hybrid ARM	615,578	14,813	630,391	20,892	651,283	3.20%	2.64%	2.61%
Total Agency pass-through	12,253,579	749,458	13,003,037	426,918	13,429,955	4.25%	3.01%	2.81%

Agency-CMO(4)	1,346,339	(828,433)	517,906	2,681	520,587	2.88%	3.58%	2.22%
Non-Agency RMBS(5)	2,829,094	(235,582)	2,593,512	32,281	2,625,793	4.12%	4.87%	4.91%
CMBS	1,623,395	1,266	1,624,661	123,212	1,747,873	5.44%	5.31%	5.24%
Total	18,052,407	(313,291)	17,739,116	585,092	18,324,208	4.23%	3.51%	3.31%

(1) Net weighted average coupon as of September 30, 2012 (“WAC”) is presented net of servicing and other fees.
(2) Average yield based on amortized cost as of September 30, 2012 incorporates future prepayment and loss assumptions.
(3) For the three months ended September 30, 2012, the presentation of the quarterly weighted average yield has been changed to be based on amortized cost to be more consistent with the period-end weighted average yield.  Prior periods will be adjusted accordingly for comparative purposes. Average yield based on average amortized cost for the three months ended September 30, 2012 incorporates future prepayment and loss assumptions.

(4) Agency-CMO held by the Company are 14.1% interest only securities.
(5) The non-Agency RMBS held by the Company is 85.5% variable rate, 9.8% fixed rate, and 4.7% floating rate based on fair value.

Constant Prepayment Rates (CPR)

The CPR of our portfolio impacts the amount of premium and discount on the purchase of securities that is recognized into income. The following table shows the three month CPR for our RMBS compared to bonds with similar characteristics (“Cohorts”):

	September 30, 2012		June 30, 2012
	Company	Cohort	Company	Cohort

15 year Agency RMBS	14.6	23.4	11.3	21.6
30 year Agency RMBS	13.1	20.7	12.3	18.9
Agency Hybrid ARM RMBS	20.0	NA	18.1	NA
Non-Agency RMBS	16.2	NA	16.2	NA
Overall	14.3	NA	13.3	NA

Repurchase Agreements

The following table summarizes the Company’s borrowings by type of investment for the periods ended September 30, 2012 and December 31, 2011:

$ in thousands	September 30, 2012			December 31, 2011
			Weighted			Weighted
		Weighted	Average		Weighted	Average
		Average	Remaining		Average	Remaining
	Amount	Interest	Maturity	Amount	Interest	Maturity
	Outstanding	Rate	(Days)	Outstanding	Rate	(Days)
Agency RMBS	11,710,680	0.41%	18	9,491,538	0.38%	22
Non-Agency RMBS	1,915,915	1.77%	25	1,916,620	1.79%	22
CMBS	1,249,906	1.56%	19	844,880	1.55%	22
Total	14,876,501	0.68%	19	12,253,038	0.68%	22

Interest Rate Hedges

The following table summarizes our hedging activity as of September 30, 2012:

$ in thousands			Fixed Interest Rate
Counterparty	Notional	Maturity Date	in Contract
The Bank of New York Mellon	100,000	5/24/2013	1.83%
The Bank of New York Mellon	200,000	6/15/2013	1.73%
SunTrust Bank	100,000	7/15/2014	2.79%
Deutsche Bank AG	200,000	1/15/2015	1.08%
Deutsche Bank AG	250,000	2/15/2015	1.14%
Credit Suisse International	100,000	2/24/2015	3.26%
Credit Suisse International	100,000	3/24/2015	2.76%
Wells Fargo Bank, N.A.	100,000	7/15/2015	2.85%
Wells Fargo Bank, N.A.	50,000	7/15/2015	2.44%
Morgan Stanley Capital Services, Inc.	300,000	1/24/2016	2.12%
The Bank of New York Mellon	300,000	1/24/2016	2.13%
Morgan Stanley Capital Services, Inc.	300,000	4/5/2016	2.48%
Citibank, N.A.	300,000	4/15/2016	1.67%
The Bank of New York Mellon	500,000	4/15/2016	2.24%
Credit Suisse International	500,000	4/15/2016	2.27%
JPMorgan Chase Bank, N.A.	500,000	5/16/2016	2.31%
Goldman Sachs Bank USA	500,000	5/24/2016	2.34%
Wells Fargo Bank, N.A.	250,000	6/15/2016	2.67%
Goldman Sachs Bank USA	250,000	6/15/2016	2.67%
JPMorgan Chase Bank, N.A.	500,000	6/24/2016	2.51%
Citibank, N.A.	500,000	10/15/2016	1.93%
Deutsche Bank AG	150,000	2/5/2018	2.90%
Morgan Stanley Capital Services, Inc.	100,000	4/5/2018	3.10%
JPMorgan Chase Bank, N.A.	200,000	5/15/2018	2.93%
UBS AG	500,000	5/24/2018	1.10%
The Royal Bank of Scotland Plc	500,000	9/5/2018	1.04%
Wells Fargo Bank, N.A.	200,000	3/15/2021	3.14%
Citibank, N.A.	200,000	5/25/2021	2.83%
Total	7,750,000		2.14%

Average Balances

The following table shows the average balances for the three and nine months ended September 30, 2012 and 2011:

	As of and for the		As of and for the
	Three Months ended		Nine Months ended
	September 30,		September 30,
$ in thousands	2012	2011	2012	2011
Average Balances*:
Agency RMBS:
15 year fixed-rate, at amortized cost	2,262,090	2,323,010	2,365,084	2,097,350
30 year fixed-rate, at amortized cost	9,244,544	5,514,277	7,969,201	3,985,708
ARM, at amortized cost	136,990	109,952	161,715	81,295
Hybrid ARM, at amortized cost	796,446	1,297,070	1,175,280	894,151
MBS-CMO, at amortized cost	502,646	126,300	450,419	75,258
Non-Agency RMBS, at amortized cost	2,496,031	2,555,216	2,391,076	1,895,121
CMBS, at amortized cost	1,516,371	1,364,914	1,329,005	902,722
Average MBS portfolio	16,955,118	13,290,739	15,841,780	9,931,605

Average Portfolio Yields: (1)
Agency RMBS:
15 year fixed-rate,	2.40%	2.88%	2.60%	3.04%
30 year fixed-rate	2.92%	3.71%	3.22%	3.63%
ARM	2.75%	3.16%	2.63%	3.02%
Hybrid ARM	2.61%	2.60%	2.67%	2.63%
MBS-CMO	2.22%	3.21%	2.21%	4.69%
Non-Agency RMBS	4.91%	6.50%	5.30%	7.13%
CMBS	5.24%	5.46%	5.41%	5.32%
Average MBS portfolio	3.31%	4.16%	3.55%	4.24%

Average Borrowings*:
Agency RMBS	11,452,398	8,399,111	10,884,302	6,468,159
Non-Agency RMBS	1,842,351	1,998,255	1,767,130	1,383,534
CMBS	1,145,575	1,069,243	980,341	737,356
Total borrowed funds	14,440,324	11,466,609	13,631,773	8,589,049
Maximum borrowings during the period(2)	14,890,062	12,181,845	14,890,062	12,181,845

Average Cost of Funds: (3)
Agency RMBS	0.41%	0.25%	0.37%	0.25%
Non-Agency RMBS	1.77%	1.39%	1.78%	1.37%
CMBS	1.59%	1.35%	1.57%	1.28%
Unhedged cost of funds	0.68%	0.55%	0.64%	0.52%
Hedged cost of funds	1.67%	1.76%	1.69%	1.56%

Average Equity: (4)	2,329,921	1,847,320	2,198,633	1,526,080
Average debt/equity ratio (average during period)	6.20x	6.21x	6.20x	5.63x
Debt/equity ratio (as of period end)	5.75x	6.33x	5.75x	6.33x

* Average amounts for each period are based on weighted month end balances, all percentages are annualized.  For the three and nine months ended September 30, 2012, the average balances have been changed to be presented by the average of the amortized cost.  Prior periods will be adjusted accordingly for comparative purposes.

(1) Average portfolio yield for the period was calculated by dividing interest income, including amortization of premiums and discounts, by our average of the amortized cost of the investments.
(2) Amount represents the maximum borrowings at month-end during each of the respective periods.
(3) Average cost of funds is calculated by dividing interest expense, by our average borrowings.
(4) Average equity is calculated based on a weighted average basis.